As filed with the Securities and Exchange Commission on October 17, 2006

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        ARMSTRONG WORLD INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              PENNSYLVANIA                                       23-0366390
    (State or other jurisdiction of                             (I.R.S. Employer
     incorporation or organization)                          Identification No.)

              P.O. BOX 3001
         LANCASTER, PENNSYLVANIA                                   17604
(Address of principal executive offices)                        (Zip Code)


                           -------------------------
                          2006 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                           -------------------------

                              WALTER T. GANGL, ESQ.
                 ASSISTANT SECRETARY AND DEPUTY GENERAL COUNSEL
                                  P.O. BOX 3001
                          LANCASTER, PENNSYLVANIA 17604
                                 (717) 396-5003
            (Name, address and telephone number, including area code,
                        of agent for service of process)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE

================ ============== ============== =============== =================
   Title of                                       Proposed
 Each Class of                     Proposed        Maximum
  Securities                        Maximum       Aggregate         Amount of
    to be         Amount to be  Offering Price     Offering      Registration
  Registered       Registered     Per Share(1)     Price(1)           Fee
---------------- -------------- -------------- --------------- -----------------
 Common Shares,     5,349,000       $ 35.00    $187,215,000.00    $20,032.01
$0.01 par value      Shares
================ ============== ============== =============== =================

(1) Estimated pursuant to Rule 457 (c) and (h) of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee.

PART I            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I of Form S-8 (Items 1 and 2) is included in documents sent or given to participants in the Armstrong World Industries, Inc. (the "Company") 2006 Long-Term Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference and made a part hereof:

(a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed by Armstrong World Industries, Inc., on February, 24 2006.

(b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 filed with the Commission on April 27, 2006 and June 30, 2006 filed with the Commission on July 27, 2006 and its Current Reports on Form 8-K filed with the Commission on March 14, May 30, August 18, August 23, October 2 and October 10, 2006*.

(c) The description of the Company's Common Shares, par value $0.01 per share (the "Common Shares") contained in the Company's Form 8-A, filed with the Commission on October 10, 2006 including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold, or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



--------
* The Company furnished Current Reports on Form 8-K to the Commission under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, on May 1, August 1 and September 1, 2006. Pursuant to General Instruction B of Form 8-K, such reports furnished under Item 2.02 and Item 7.01 are not deemed to be "filed" with the Commission for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Armstrong has not incorporated such reports by reference into a filing under the Securities Act or the Exchange Act and does not by this reference to such reports incorporate such reports in this Registration Statement.



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

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subchapter D of Chapter 17 of the Pennsylvania Business Corporations Law (the "PBCL") provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined by the board of directors, or in certain circumstances by independent legal counsel to the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including legal fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that the indemnification permitted or required thereby is not exclusive of any other rights to which a person seeking indemnification may be entitled.

         The Company's Bylaws provide that the Company shall indemnify any person who was or is made a party to, or threatened to be made a party to, or is involved in, any action, suit, or proceeding (including actions by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, trustee, employee, or agent of a related enterprise including service with respect to an employee benefit plan or is or was serving at the specific written request of the Company as a director, officer, trustee, employee, or agent of an unrelated enterprise) against all expenses and liability he or she actually incurs, including, without limitation, judgments and amounts paid or to be paid in settlement of or in actions brought by or in the right of the Company, to the fullest extent permitted by law. Also, directors and officers are entitled to payment in advance of expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that they are not entitled to be indemnified or, in the case of criminal action, a majority of the Board of Directors so determines. In addition, the Company has entered into indemnification agreements with each of its directors which entitle the director to indemnification for certain expenses to the fullest extent permitted by law.

         Article SIXTH, Section (D) of the Company's Amended and Restated Articles of Incorporation also provides, pursuant to Section 1713 of the PBCL, that a director of the Company shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:
(1) the director has breached or failed to perform the duties of his/her office under Section 1712 of the PBCL (relating to standard of conduct and justifiable reliance) and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of the Company does not apply to: (1) the responsibility or liability of a director pursuant to any criminal statute or (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.    Description                               Method of Filing
-----------    -----------                               ----------------

4.1            Amended and Restated Articles of     Incorporated by reference to
               Incorporation of Armstrong World     Exhibit 3.1 to the Company's
               Industries, Inc.                     Current Report on Form 8-K
                                                    filed on October 2, 2006.

4.2            Bylaws of Armstrong World            Incorporated by reference to
               Industries, Inc.                     Exhibit 3.2 to the Company's
                                                    Current Report on Form 8-K
                                                    filed on October 2, 2006.

4.3            Armstrong World Industries, Inc.     Incorporated by reference to
               2006 Long-Term Incentive Plan.       Exhibit 10.4 to the
                                                    Company's Current Report on
                                                    Form 8-K filed on October 2,
                                                    2006.

5.1            Opinion of Reed Smith LLP            Filed herewith.
               regarding the legality of the
               securities being registered.

23.1           Consent of Reed Smith LLP.           Included in the opinion
                                                    filed as Exhibit 5.1 to this
                                                    Registration Statement.

23.2           Consent of Independent Registered    Filed herewith.
               Public Accounting Firm
               concerning incorporation of
               report on registrant's
               financials.

23.3           Consent of Independent Registered    Filed herewith.
               Public Accounting Firm
               concerning incorporation of
               report on WAVE's financials.

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on the 10th day of October, 2006.


                                          ARMSTRONG WORLD INDUSTRIES, INC.

Dated:  October 10, 2006                  By:   /s/  F. Nicholas Grasberger
                                             -----------------------------------
                                             F. Nicholas Grasberger,
                                             Senior Vice President and Chief
                                             Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Dated:  October 10, 2006                  By:   /s/  Michael D. Lockhart
                                             -----------------------------------
                                             Michael D. Lockhart,
                                             Chairman and Chief Executive
                                             Officer, and Director


Dated:  October 10, 2006                  By:   /s/  F. Nicholas Grasberger
                                             -----------------------------------
                                             F. Nicholas Grasberger,
                                             Senior Vice President and Chief
                                             Financial Officer


Dated:  October 10, 2006                  By:   /s/  William C. Rodruan
                                             -----------------------------------
                                             William C. Rodruan
                                             Vice President & Controller
                                             (Principal Accounting Officer)

Dated:  October 10, 2006                  By:   /s/  Judith R. Haberkorn
                                             -----------------------------------
                                             Judith R. Haberkorn, Director


Dated:  October 10, 2006                  By:   /s/  John J. Roberts
                                             -----------------------------------
                                             John J. Roberts, Director


Dated:  October 10, 2006                  By:   /s/  James J. Gaffney
                                             -----------------------------------
                                             James J. Gaffney, Director


Dated:  October 10, 2006                  By:   /s/  Robert C. Garland
                                             -----------------------------------
                                             Robert C. Garland, Director


Dated:                                    By:
                                             -----------------------------------
                                             Scott D. Miller, Director


Dated:  October 10, 2006                  By:   /s/  Russell F. Peppet
                                             -----------------------------------
                                             Russell F. Peppet, Director


Dated:  October 10, 2006                  By:   /s/  Arthur J. Pergament
                                             -----------------------------------
                                             Arthur J. Pergament, Director


Dated:  October 10, 2006                  By:   /s/  Alexander M. Sanders, Jr.
                                             -----------------------------------
                                             Alexander M. Sanders, Jr., Director

                                  EXHIBIT INDEX


Exhibit No.    Description                               Method of Filing
-----------    -----------                               ----------------

4.1            Amended and Restated Articles of     Incorporated by reference to
               Incorporation of Armstrong World     Exhibit 3.1 to the Company's
               Industries, Inc.                     Current Report on Form 8-K
                                                    filed on October 2, 2006.

4.2            Bylaws of Armstrong World            Incorporated by reference to
               Industries, Inc.                     Exhibit 3.2 to the Company's
                                                    Current Report on Form 8-K
                                                    filed on October 2, 2006.

4.3            Armstrong World Industries, Inc.     Incorporated by reference to
               2006 Long-Term Incentive Plan.       Exhibit 10.4 to the
                                                    Company's Current Report on
                                                    Form 8-K filed on October 2,
                                                    2006.

5.1            Opinion of Reed Smith LLP            Filed herewith.
               regarding the legality of the
               securities being registered.

23.1           Consent of Reed Smith LLP.           Included in the opinion
                                                    filed as Exhibit 5.1 to this
                                                    Registration Statement.

23.2           Consent of Independent Registered    Filed herewith.
               Public Accounting Firm
               concerning incorporation of
               report on registrant's
               financials.

23.3           Consent of Independent Registered    Filed herewith.
               Public Accounting Firm
               concerning incorporation of
               report on WAVE's financials.


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